UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ADVANCED BIOMED INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

ADVANCED BIOMED INC.

No. 689-85 Xiaodong Road, Yongkang District, Tainan City, Taiwan

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Advanced Biomed Inc.:

This Information Statement is mailed to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Advanced Biomed Inc., a Nevada corporation (the “Company”), as of the close of business on January 8 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, January 12, 2026 (the “Written Consent”) of the stockholders of the Company owning a majority of the outstanding of the voting power of the Company (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Advanced Biomed Inc.

The Written Consent approved the reverse stock split of the Company’s issued and outstanding shares of common stock, $0.001 par value (the “Common Stock”), within a range of one-for-two (1:2) to one-for-one hundred (1:100) (the “Reverse Stock Split”), as may be determined by the Board of Directors in its discretion

The Written Consent constitutes the consent of a majority of the voting power of the Company’s capital stock and is sufficient under the NRS 78.320.2 of the Nevada Revised Statutes (“NRS”) and our Bylaws to approve the action described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until after February 12, 2026, in accordance with Exchange Act Rule 14c-2.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Yi Lu
Yi Lu
Chief Executive Officer

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GENERAL INFORMATION

This Information Statement is being provided to the stockholders of the Company pursuant to authorization by the Board of Directors (the “Board”) to furnish material information regarding a corporate action that has been approved by the written consent of the Company’s majority stockholders.

This Information Statement was mailed to stockholders on or about January 23, 2026 pursuant to Rule 14c-2 promulgated under the Exchange Act to supersede an early mailing by inadvertent administrative oversight. This Information Statement has since been properly filed with the United States Securities and Exchange Commission (the “Commission”), and no corporate action described herein will become effective until after February 12, 2026, in accordance with Exchange Act Rule 14c-2.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would like to receive only a single copy in the future, please notify us by writing to the corporate secretary at the Company’s executive offices at No. 689-85 Xiaodong Road, Yongkang District, Tainan City, Taiwan; by email at info@advbiomedicine.com; or by phone at +886-6-3121716 .

The consent of Majority Stockholders constitutes the stockholder approval required for the approval of the Reverse Stock Split in accordance with the Company’s Bylaws and the NRS, and, as a result, no further action by any other stockholder is required to approve the Reverse Stock Split, and we have not and will not be soliciting your approval of the Reverse Stock Split. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by Majority Stockholder consent in accordance with Nevada law and the Exchange Act.

This Information Statement is being furnished to all holders of the Company’s common stock pursuant to Section 14(c) of the Exchange Act, and the rules and regulations promulgated thereunder, solely to inform stockholders of the corporate action before it takes effect.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

The consent of the Majority Stockholders constitutes the only stockholder approval required for the Reverse Stock Split pursuant to the Company’s Bylaws and the NRS 78.320.2, and, as a result, no further action by any other stockholder is required to approve the Reverse Stock Split.

Under Section 78.320.2 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted.

On the Record Date, the Company had 21,640,000 shares of common stock of the Company outstanding issued and outstanding with the holders thereof being entitled to cast one vote per share. The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 8, 2026 by each of our executive officers, directors, and each stockholder known by us to own beneficially more than five percent of our common stock.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Shares(2)
Directors and Officers
Yi Lu	6,708,000	31.00%
Mingze Yin	-	-
Steven I-Fang Cheng(3)	742,560	3.43%
Jing Zhang	-	-
Cheang I Kei	-	-
Mingyue Cai	-	-
All officers and directors as a group (four persons)	7,450,560	34.43%

5% Stockholders
Hung To Pau	3,524,500	16.28%
Advance On Ventures Limited(4)	2,184,000	10.09%
Xiaoyuan Luo	1,398,000	6.46%
Beili Zhu	1,209,000	5.59%

(1)	Unless otherwise indicated, the business address of each of the individuals is 689-85 Xiaodong Road, Yongkang District, Tainan, Taiwan.

(2)	Based on 21,640,000 shares issued and outstanding as of January 8, 2026.

(3)	Represents 742,560 shares beneficially owned by Mr. Steven I-Fang Cheng through Advance On Ventures Limited, a company incorporated in the British Virgin Islands, in which Mr. Cheng owns 34% equity interests. The registered address of Advance on Ventures Limited is Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(4)	Chen-Yi Lee is the sole director and a 25% shareholder of Advance On Ventures Limited. Ms. Lee is the controlling person and has sole voting and dispositive power over shares beneficially owned by Advance on Ventures Limited.

CONSENTING STOCKHOLDERS

On January 12, 2026, the Majority Stockholders being the record holders of 17,295,000 shares of our common stock, constituting approximately 79.92% of the voting power of all capital stock of the Company outstanding, consented in writing to approve the Reverse Stock Split.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing stockholder action. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the stockholder action was taken by Written Consent, there will be no stockholders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DISSENTER’S RIGHTS

Under Nevada law, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the stockholder action.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Nevada Revised Statutes and our Bylaws require us to provide you with information regarding the actions taken by written consent of the Majority Stockholders in lieu of a meeting. Your vote is neither required nor requested.

Q. Why am I not being asked to vote?

A. Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. The Majority Stockholders, holding approximately 79.92% of the voting power of all capital stock of the Company outstanding, executed a written consent dated January 12, 2026 approving the Reverse Stock Split. Such approval is sufficient under the Nevada Revised Statutes, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

Q. Has the Board approved this corporate action?

A. Yes. On January 7, 2026, the Board unanimously approved this corporate action.

Q. When will this corporate action be effective?

A. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the corporation actions will not become effective until after February 12, 2026. The Company currently anticipates that the Reverse Stock Split will become effective on February 13, 2026 or at a later time as specified in the filing of a Certificate of Amendment to our Certificate of Incorporation with the Nevada Secretary of State (the “Effective Date”).

Q. Can I dissent or exercise appraisal rights in connection with the corporate action?

A. Pursuant to the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, our stockholders are not entitled to exercise appraisal or other dissenters’ rights in connection with the Reverse Stock Split or the other matters described in this Information Statement.

APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATIO RANGING FROM

1:2 TO 1:100, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION

The Majority Stockholders approved a reverse stock split of our common stock at a reverse stock split ratio ranging from 1:2 to 1:100 as may be determined at the appropriate time, if and when implemented, by our Board, in its sole discretion (the “Reverse Stock Split”). This means that our Board will be able to decide whether and when to effect the Reverse Stock Split without further action from the stockholders.

Reason for a Reverse Stock Split

The primary purpose of the Reverse Stock Split is to raise the per share trading price of our common stock in order to maintain our listing on The Nasdaq Capital Market. Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of our equity securities, may significantly affect the ability of investors to trade in our securities and may negatively affect the value and liquidity of our common stock.

Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors, the loss of analyst coverage or the loss of business development opportunities.

The Board has determined that it is advisable to authorize a Reverse Stock Split, as may be determined by the Board in its discretion. The proposed Reverse Stock Split will be in accordance with the provisions of NRS 78.2055, which will result in no increase or decrease in the number of the current authorized shares of the Company.

You should consider that, although our Board believes that a reverse stock split will in fact increase the trading price of our common stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our common stock may in fact decline in value after effecting the Reverse Stock Split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company. However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Effects of the Reverse Stock Split

After the Effective Date each stockholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share.

The Reverse Stock Split, if implemented, would not change the number of authorized shares of the common stock of the Company nor the par value of the common stock. As the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under the Company’s authorized shares of common stock would increase.

If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the Reverse Stock Split. Each share of our common stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the approved split ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the approved split ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders That Are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer or director or any associate of any such person has any substantial interest, direct or indirect, in the matters acted upon by our board and stockholders, other than in such role as a stockholder, officer or director.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including those risks set forth in the Company’s filings with the United States Securities and Exchange Commission (the “Commission”). Actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

ADDITIONAL INFORMATION

As of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual reports on Form 10-K and quarterly reports on Form 10-Q with the Commission. You are encouraged to review our most recently filed Annual Report on Form 10-K filed with the Commission, together with any subsequent reports or other information that we have filed or will file with the Commission at www.sec.gov and other publicly available information.

By Order of the Board of Directors,

/s/ Yi Lu
Yi Lu
Chief Executive Officer
January 23, 2026